Exhibit 99.1

The Carlyle Group Reports Third Quarter 2019 Financial Results

Washington, DC, October 31, 2019 – Global investment firm The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the third quarter ended September 30, 2019.

Carlyle Co-CEOs Kewsong Lee and Glenn Youngkin said, “We have solid operating momentum across our business and are delivering on the strategic priorities we set at the beginning of the year. While the investment environment remains challenging, our global platform and industry sector-driven approach positions us well to drive performance. Our announced conversion is on track, and we’re encouraged by the feedback and uptick in investor interest from existing and new shareholders.”

U.S. GAAP results for Q3 2019 included income before provision for income taxes of $261 million and net income attributable to The Carlyle Group L.P. common unitholders of $68 million, or net income per common unit of $0.55, on a diluted basis. U.S. GAAP results for the twelve months ended September 30, 2019 included income before provision for income taxes of $1,195 million and net income attributable to The Carlyle Group L.P. common unitholders of $338 million. Total balance sheet assets were $14 billion as of September 30, 2019.

In addition to this release, Carlyle issued a full detailed presentation of its third quarter 2019 results, which can be viewed on the investor relations section of our website at ir.carlyle.com.

Distribution

The Board of Directors has declared a quarterly distribution of $0.31 per common unit to holders of record at the close of business on November 12, 2019, payable on November 19, 2019.

Conference Call

Carlyle will host a conference call at 8:30 a.m. EDT on Thursday, October 31, 2019, to announce its third quarter 2019 financial results. You can listen to the call by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The call will be webcast live on Carlyle's investor relations website and a replay will be available on our website soon after the call.

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across four business segments: Corporate Private Equity, Real Assets, Global Credit and Investment Solutions. With $222 billion of assets under management as of September 30, 2019, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs more than 1,775 people in 33 offices across six continents.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, our expected future dividend policy, the anticipated benefits

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from converting to a corporation and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 13, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

Contacts:

Public Market Investor Relations	Media
Daniel Harris	Leigh Farris
+1 (212) 813-4527	+1 (212) 813-4815
daniel.harris@carlyle.com	leigh.farris@carlyle.com

Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/global-insights/podcasts

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